SUB-ADVISORY AGREEMENT

MONTAG & CALDWELL, INC.

            THIS SUB-ADVISORY AGREEMENT is made as of the 26th day
of February, 2009, among WT Mutual Fund, a Delaware business trust (the "Trust"), Rodney Square Management Corporation (the "Adviser"), a corporation organized under the laws of the state of Delaware and Montag & Caldwell, Inc., a corporation organized under the laws of the state of Georgia (the "Sub-Adviser").
            WHEREAS, the Trust is registered under the Investment
Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and offers for public sale distinct series of shares of beneficial interest; and
            WHEREAS, the Wilmington Multi-Manager Large-Cap Fund
(the "Fund") is a series of the Trust; and
            WHEREAS, the Adviser acts as the investment adviser
for the Fund pursuant to the terms of an Investment Advisory
Agreement between the Trust and the Adviser under which the
Adviser is responsible for the coordination of investment of the
Fund's assets in portfolio securities; and
            WHEREAS, the Adviser is authorized under the
Investment Advisory Agreement to delegate its investment
responsibilities to one or more persons or companies;
            NOW THEREFORE, in consideration of the promises and
mutual covenants herein contained, the Trust, the Adviser and the Sub-Adviser agree as follows:
1.	Appointment of Sub-Adviser.  The Adviser and the Trust hereby appoint and employ the Sub-Adviser as a discretionary portfolio manager, on the terms and conditions set forth herein, of those assets of the Fund which the Adviser determines to assign to the Sub-Adviser (those assets being referred to as the "Fund
Account"). The Adviser may, from time to time, make additions to and withdrawals, including cash and cash equivalents, from the
Fund Account.
2.	Acceptance of Appointment.  The Sub-Adviser accepts its
appointment as a discretionary portfolio manager and agrees to use its professional judgment to make investment decisions for the Fund with respect to the investments of the Fund Account and to implement such decisions on a timely basis in accordance with the provisions of this Agreement.
3.	Delivery of Documents.  The Adviser has furnished the Sub-
Adviser with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Adviser with copies properly certified or authenticated of any amendment or supplement thereto:
      a.	The Fund's Investment Advisory Agreement;
      b.	The Trust's most recent effective registration statement
and financial statements as filed with the Securities and
Exchange Commission;
      c.	The Trust's Agreement and Declaration of Trust and By-
Laws; and
      d.	Any policies, procedures or instructions adopted or
approved by the Trust's Board of Trustees relating to
obligations and services provided by the Sub-Adviser.
4.	Portfolio Management Services of the Sub-Adviser.  The Sub-
Adviser is hereby employed and authorized to select portfolio securities for investment by the Fund, to purchase and to sell securities for the Fund Account, and upon making any purchase or sale decision, to place orders for the execution of such
portfolio transactions in accordance with Sections 6 and 7
hereof and Schedule A hereto (as amended from time to time). In providing portfolio management services to the Fund Account, the Sub-Adviser shall be subject to and shall conform to such investment restrictions as are set forth in the 1940 Act and the rules thereunder, the Internal Revenue Code, applicable state securities laws, applicable statutes and regulations of foreign jurisdictions, the supervision and control of the Board of
Trustees of the Trust, such specific instructions as the Board of Trustees may adopt and communicate to the Sub-Adviser, the investment objective, policies and restrictions of the Trust applicable to the Fund furnished pursuant to Section 5 of this
Agreement, the provisions of Schedule A and Schedule B hereto and other instructions communicated to the Sub-Adviser by the
Adviser. The Sub-Adviser is not authorized by the Trust to take any action, including the purchase or sale of securities for the
Fund Account, in contravention of any restriction, limitation, objective, policy or instruction described in the previous
sentence. The Sub-Adviser shall maintain on behalf of the Trust the records listed in Schedule B hereto (as amended from time to time). At the Trust's reasonable request, the Sub-Adviser will consult with the Trust or with the Adviser with respect to any decision made by it with respect to the investments of the Fund
Account.
5.	Investment Objective, Policies and Restrictions.  The Trust
will provide the Sub-Adviser with the statement of investment objective, policies and restrictions applicable to the Fund as contained in the Fund's Prospectus and Statement of Additional Information, all amendments or supplements to the Prospectus and Statement of Additional Information, and any instructions adopted by the Board of Trustees supplemental thereto.  The
Trust agrees, on an ongoing basis, to notify the Sub-Adviser in writing of each change in the fundamental and non-fundamental investment policies of the Fund and will provide the Sub-Adviser with such further information concerning the investment
objective, policies, restrictions and such other information applicable thereto as the Sub-Adviser may from time to time
reasonably request for performance of its obligations under this Agreement. The Trust retains the right, on written notice to the Sub-Adviser or the Adviser, to modify any such objective, policies or restrictions in accordance with applicable laws, at any time.
6.	Transaction Procedures.  All transactions will be consummated by payment to or delivery by the custodian designated by the
Trust (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Fund Account, and the Sub-Adviser shall not have possession or custody thereof.  The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust and to the administrator designated by the Trust or any other designated agent of the Trust, all investment orders for the
Fund Account placed by it with brokers and dealers at the time and in the manner set forth in Schedule B hereto (as amended from time to time). The Trust and the Sub-Adviser shall issue to the Custodian such instructions as may be appropriate in
connection with the settlement of any transaction initiated by the Sub-Adviser. The Trust shall be responsible for all
custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or
other conduct of the Custodian, except that it shall be the responsibility of the Sub-Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.
7.	Allocation of Brokerage.  The Adviser shall have authority
and discretion to select brokers and dealers (including brokers that may be affiliates of the Adviser or Sub-Adviser) to execute portfolio transactions initiated by the Sub-Adviser, subject to conformance with the policies and procedures disclosed in the
Fund's Prospectus and Statement of Additional Information and
the policies and procedures adopted by the Trust's Board of
Trustees.  The Adviser will advise the Sub-Adviser of such
selection in writing.  The Adviser also may delegate to the Sub-
Adviser the authority set forth in this Section 7 to select
brokers and dealers (including brokers that may be affiliates of the Adviser or Sub-Adviser) to execute portfolio transactions initiated by the Sub-Adviser by providing written notice of such delegation to the Sub-Adviser and receiving written confirmation from the Sub-Adviser accepting such delegation.
      a.	In executing portfolio transactions, the Adviser will
give primary consideration to securing best execution.
Consistent with this policy, the Adviser may consider the
financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser or Sub-Adviser may be a
party.  Therefore, the Adviser, not the Sub-Adviser, will be responsible for securing best execution on portfolio
transactions initiated by the Sub-Adviser.
      b.	In retaining the discretion to select brokers and
dealers, the Adviser acknowledges that the price the Fund
Account pays or receives for a security may be different from the price paid or received by Sub-Adviser's other clients who utilize different brokers than the Fund Account.
      c.	The Adviser agrees that it will not execute any
portfolio transactions for the Fund Account with a broker or dealer which is (i) an affiliated person of the Trust, including the Adviser or any Sub-Adviser for any Portfolio of the Trust;
or (ii) a principal underwriter of the Trust's shares, unless such transactions are executed in accordance with Rule 17e-1 of the 1940 Act and the Trust's Rule 17e-1 procedures, as adopted in accordance with Rule 17e-1.
      d.	In the event the Adviser delegates the authority to
the Sub-Adviser to select brokers and dealers to execute
transactions on behalf of the Fund:
            (1)	the Sub-Adviser agrees that it will not execute any
portfolio transactions for the Fund Account with a broker or dealer which is (i) an affiliated person of the Trust, the
Adviser or any sub-adviser for any Portfolio of the Trust; (ii)
a principal underwriter of the Trust's shares; or (iii) an
affiliated person of such an affiliated person or principal
underwriter, unless such transactions are (x) exempt under Rules
10f-3(b) or 17a-10, (y) executed in accordance with Rule 17e-1 of the 1940 Act and the Trust's Rule 17e-1 procedures, as
adopted in accordance with Rule 17e-1 or (z) executed in
accordance with Rule 10f-3(c) of the 1940 and the Trust's Rule
10f-3(c) procedures, as adopted in accordance with Rule 10f-3.
The Adviser agrees that it will provide the Sub-Adviser with a list of such affiliated brokers and dealers; and
            (2)	the Sub-Adviser acknowledges and agrees that in
connection with the exemptions provided under Rules 10f-3(b),
12d3-1, and 17a-10 under the 1940 Act, the Sub-Adviser (i) will not consult with any other sub-adviser of the Fund, which is advising the Fund, concerning the Sub-Adviser or its affiliated persons' transactions with the Fund in securities or other
assets of the Fund, and (ii) will be limited to providing
investment advice with respect to the Fund Account.
8.	Proxies.  The Sub-Adviser will vote all proxies solicited by or with respect to issuers of securities in which assets of the
Fund Account may be invested from time to time.  At the request of the Sub-Adviser, the Adviser shall provide the Sub-Adviser with its recommendations as to the voting of such proxies.
9.	Reports to the Sub-Adviser.  The Trust will provide the Sub-
Adviser with such periodic reports concerning the status of the
Fund Account as the Sub-Adviser may reasonably request.
10.	Fees for Services.  For the services to be provided hereunder, the Trust shall pay the Sub-Adviser out of the assets of the
Fund a sub-advisory fee calculated at the annual rates listed on the attached Schedule C.  The fee shall be payable monthly as soon as practicable after the last day of each month based on the Fund Account's average daily net assets.
11.	Other Investment Activities of the Sub-Adviser.  The Trust
acknowledges that the Sub-Adviser or one or more of its
affiliated persons may have investment responsibilities or
render investment advice to or perform other investment advisory services for other individuals or entities and that the Sub-
Adviser, its affiliated persons or any of its or their
directors, officers, agents or employees may buy, sell or trade in any securities for its or their own respective accounts
("Affiliated Accounts").  Subject to the provisions of Section
7(b) hereof, the Trust agrees that the Sub-Adviser or its
affiliated persons may give advice or exercise investment
responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund
Account, provided that the Sub-Adviser acts in good faith, and provided further, that it is the Sub-Adviser's policy to
allocate, within its reasonable discretion, investment
opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objective and policies of the
Fund and any specific investment restrictions applicable
thereto.  The Trust acknowledges that one or more of the
Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in
investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund
Account or otherwise.  The Sub-Adviser shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or
otherwise.
12.	Certificate of Authority.  The Trust, the Adviser and the Sub-
Adviser shall furnish to each other from time to time certified copies of the resolutions of their Boards of Trustees/Directors or executive committees, as the case may be, evidencing the
authority of officers and employees who are authorized to act on behalf of the Trust, a Portfolio Account, the Adviser and/or the
Sub-Adviser.
13.	Limitation of Liability.  The Sub-Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the
Trust or the Adviser, provided, however, that such acts or
omissions shall not have resulted from the Sub-Adviser's willful misfeasance, bad faith, gross negligence or a reckless disregard of duty.  Nothing in this Section 13 shall be construed in a manner inconsistent with Section 17(i) of the 1940 Act.
14.	Confidentiality.  Subject to the duty of the Sub-Adviser, the
Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having
jurisdiction, the parties hereto shall treat as confidential all material non-public information pertaining to the Fund Account and the actions of the Sub-Adviser, the Adviser and the Trust in respect thereof.
15.	Assignment.  This Agreement shall terminate automatically in the event of its assignment.  The Sub-Adviser shall notify the
Trust and the Adviser in writing sufficiently in advance of any proposed change of control within the meaning of the 1940 Act to enable the Trust and the Adviser to take the steps necessary to enter into a new contract with the Sub-Adviser.
16.	Representations, Warranties and Agreements of the Trust.  The
Trust represents, warrants and agrees that:
      a.	The Sub-Adviser has been duly appointed by the Board of
Trustees of the Trust to provide investment services to the Fund
Account as contemplated hereby.
      b.	The Trust will deliver to the Sub-Adviser a true and
complete copy of the Fund's then current Prospectus and
Statement of Additional Information as effective from time to time and such other documents or instruments governing the
investment of the Fund Account and such other information as is necessary for the Sub-Adviser to carry out its obligations under this Agreement.
      c.	The Trust is currently in compliance and shall at all
times continue to comply with the requirements imposed upon the
Trust by applicable law and regulations.
17.	Representations, Warranties and Agreements of the Adviser.
The Adviser represents, warrants and agrees that:
      a.	The Adviser has been duly authorized by the Board of
Trustees of the Trust to delegate to the Sub-Adviser the
provision of investment services to the Fund Account as
contemplated hereby.
      b.	The Adviser is currently in compliance and shall at all
times continue to comply with the requirements imposed upon the
Adviser by applicable law and regulations.
18.	Representations. Warranties and Agreements of the Sub-Adviser.
The Sub-Adviser represents, warrants and agrees that:
      a.	The Sub-Adviser is registered as an "investment adviser"
under the Investment Advisers Act of 1940 ("Advisers Act") or is
a "bank" as defined in Section 202(a)(2) of the Advisers Act.
      b.	The Sub-Adviser will maintain, keep current and preserve
on behalf of the Trust, in the manner required or permitted by the 1940 Act, the records identified in Schedule B. The Sub-
Adviser agrees that such records (unless otherwise indicated on
Schedule B) are the property of the Trust, and will be
surrendered to the Trust promptly upon request.  The Sub-Adviser agrees to keep confidential all records of the Trust and
information relating to the Trust, unless the release of such records or information is otherwise consented to in writing by the Trust or the Adviser.  The Trust and the Adviser agree that such consent shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or
criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.
      c.	The Sub-Adviser will complete such reports concerning
purchases or sales of securities on behalf of the Fund Account as the Adviser or the Trust may from time to time require to ensure compliance with the 1940 Act, the Internal Revenue Code, applicable state securities laws and applicable statutes and regulations of foreign jurisdictions.
      d.	The Sub-Adviser has adopted a written code of ethics
complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act and has provided the Trust with a copy of the code of ethics and evidence of its adoption.
Within forty-five (45) days of the end of the last calendar
quarter of each year while this Agreement is in effect, the
president or a vice president or general partner of the Sub-
Adviser shall certify to the Trust that the Sub-Adviser has
complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a
material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Sub-Adviser shall permit the Trust, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(d)(1).
      e.	The Sub-Adviser will promptly after filing with the
Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Trust and the Adviser.
      f.	The Sub-Adviser will immediately notify the Trust and the
Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an
investment company pursuant to Section 9 of the 1940 Act or
otherwise.  The Sub-Adviser will also immediately notify the
Trust and the Adviser if it is served or otherwise receives
notice of any action, suit, proceeding, inquiry or
investigation, at law or in equity, before or by any court,
public board or body, involving the affairs of the Fund.
19.	Amendment.  This Agreement may be amended at any time, but
only by written agreement among the Sub-Adviser, the Adviser and the Trust, which amendment, other than amendments to Schedules A and B, is subject to the approval of the Board of Trustees and, to the extent required by the 1940 Act, the shareholders of the
Fund in the manner required by the 1940 Act and the rules
thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.
20.	Effective Date; Term. This Agreement shall become effective on the date first written above and shall remain in force for a period of two years from such date, and from year to year
thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the
Trustees who are not interested persons of the Trust, the
Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the
Board of Trustees or of a majority of the outstanding voting securities of the Trust. The aforesaid requirement that this
Agreement may be continued "annually" shall be construed in a manner consistent with the 1940 Act and the rules and
regulations thereunder.
21.	Termination.
      a.	This Agreement may be terminated by the Trust (by a vote
of the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund), without the payment of any penalty, immediately upon written notice to the other parties hereto, in the event of a material breach of any provision thereof by the party so notified or otherwise by the
Trust, upon sixty (60) days' written notice to the other parties hereto, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the others.
Any fees due to the Sub-Adviser will be prorated to the date of termination.
      b.	This Agreement may also be terminated by the Adviser or
the Sub-Adviser, without the payment of any penalty immediately upon written notice to the other parties hereto, in the event of a material breach of any provision thereof by the party so
notified if such breach shall not have been cured within a 20-
day period after notice of such breach or otherwise by the
Adviser or the Sub-Adviser upon sixty (60) days' written notice to the other parties hereto, but any such termination shall not affect the status, obligations or liabilities of any party
hereto to the others.  Any fees due to the Sub-Adviser will be prorated to the date of termination.
22.	Definitions.  As used in this Agreement, the terms "affiliated person," "assignment," "control," "interested person,"
"principal underwriter" and "vote of a majority of the
outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder,
subject to any applicable orders of exemption issued by the
Securities and Exchange Commission.
23.	Notice.  Any notice under this Agreement shall be given in
writing addressed and delivered or mailed, postage prepaid, to the other parties to this Agreement at their principal place of business.
24.	Severability.  If any provision of this Agreement shall be
held or made invalid by a court decision, statute, rule or
otherwise, the remainder of this Agreement shall not be affected thereby.
25.	Governing Law.  To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.
26.	Entire Agreement.  This Agreement and the Schedules attached hereto embodies the entire agreement and understanding between the parties.
            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.

WT MUTUAL FUND,
on behalf of the Wilmington Multi-Manager
Large-Cap Fund

      By: 	/s/ Edward W. Diffin, Jr.
      Name:	Edward W. Diffin, Jr.
      Title:	Vice President & Secretary
MONTAG & CALDWELL, INC.
      By: 	/s/ Rebecca M. Keister
      Name:	Rebecca M. Keister
      Title:	Executive Vice President
RODNEY SQUARE MANAGEMENT CORPORATION

      By: 	/s/ John J. Kelley
      Name:	John J. Kelley
      Title:  	President



SCHEDULE A
OPERATING PROCEDURES
From time to time the Adviser shall issue written Operating Procedures which shall govern reporting of transactions and other matters so as to facilitate (i) the monitoring of the Trust's compliance with the restrictions and limitations applicable to the operations of a registered investment company and (ii) the preparation of reports to the Board of Trustees, regulatory authorities and shareholders.

SUBSTANTIVE LIMITATIONS

A.	The Sub-Adviser will manage the Fund Account as if the Fund
Account were a registered investment company subject to the
investment objective, policies and limitations applicable
to the Fund stated in the Fund's Prospectus and Statement
of Additional Information, as from time to time in effect,
included in the Trust's registration statement or a
supplement thereto under the Securities Act of 1933 and the
Investment Company Act of 1940 (the "1940 Act"), as each
may be amended from time to time; provided, however, that
if a more stringent restriction or limitation than any of
the foregoing is stated in Section B of this Schedule, the
more stringent restriction or limitation shall apply to the
Fund Account.
B.	The Sub-Adviser shall not, without the written approval of
the Adviser, on behalf of the Fund Account:
1.	purchase securities of any issuer if such purchase
would cause more than 10 % of the voting securities of
such issuer to be held in the Fund Account (1940 Act
section 5(b)(1); IRC section 851(b)(4)(a)(ii));
2.	purchase securities if such purchase would cause:
a.	more than 3% of the outstanding voting stock of
any other investment company to be held in the
Fund Account (1940 Act section 12(d)(1)(A)(i)),
b.	securities issued by any other investment company
having an aggregate value in excess of 5% of the
value of the total assets in the Fund Account to
be held in the Fund Account (1940 Act
section 12(d)(1)(A)(ii)),
c.	securities issued by all other investment
companies (other than Treasury Stock) having an
aggregate value in excess of 10% of the value of
the total assets of the Fund Account to be held
in the Fund Account (1940 Act section 12(d)(1)(A)(iii)),
d.	more than 10% of the outstanding voting stock of
any registered closed-end investment company to
be held in the Fund Account, and by any other
investment company having as its investment
adviser any of the Sub-Advisers, the Adviser, or
any other investment adviser to the Trust (1940
Act Section 12(d)(1)(C));
3.	purchase securities of any insurance company if such
purchase would cause more than 10% of the outstanding
voting securities of any insurance company to be held
in the Fund Account (1940 Act Section 12(d)(2)); or
4.	purchase securities of or any interest in any person
who is a broker, a dealer, is engaged in the business
of underwriting, is an investment adviser to an
investment company or is a registered investment
adviser under the Investment Advisers Act of 1940
unless
a.	such purchase is of a security of any issuer
that, in its most recent fiscal year, derived 15%
or less of its gross revenues from securities-
related activities (1940 Act Rule 12d3-l(a)), or
b.	despite the fact that such purchase is of any
security of any issuer that derived more than 15%
of its gross revenues from securities-related
activities:
(1)	immediately after the purchase of any equity
security, the Fund Account would not own more
than 5% of outstanding securities of that
class of the issuer's equity securities (1940
Act Rule 12d3-1(b)(1));
(2)	immediately after the purchase of any debt
security, the Fund Account would not own more
than 10% of the outstanding principal amount
of the issuer's debt securities (1940 Act
Rule 12d3-1(b)(2)); and
(3)	immediately after the purchase, not more than
5% of the value of the Fund Account's total
assets would be invested in the issuer's
securities (1940 Act Rule 12d3-1(b)(3)).
C.	The Sub-Adviser will manage the Fund Account so that
no more than 10% of the gross income of the Fund Account is derived from any source other than dividends, interest, payments with respect to securities loans (as defined in IRC section 512(a)(5)), and gains from the sale or other disposition of stock or securities (as defined in the 1940
Act section 2(a)(36)) or foreign currencies, or other income
(including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the Fund's business of investing in such stock, securities, or currencies (IRC 851(b)(2)).

Dated: February 26, 2009




SCHEDULE B
RECORD KEEPING REQUIREMENTS
Records To Be Maintained by the Sub-Adviser:
A.	(Rule 31a-l(b)(5) and (6)). A record of each brokerage
order, and all other portfolio purchases and sales, given
by the Sub-Adviser on behalf of the Fund Account for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:
      1.	the name of the broker;
      2.	the terms and conditions of the order and of any
modification or cancellation thereof;
      3.	the time of entry or cancellation;
      4.	the price at which executed;
      5.	the time of receipt of a report of execution; and
      6.	the name of the person who placed the order on behalf
of the Fund Account.
B.	(Rule 31a-l(b)(9)). A record for each fiscal quarter,
completed within ten (10) days after the end of the
quarter, showing specifically the basis or bases (e.g.
execution ability, execution and research) upon which the
allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation
on such purchase and sale orders. Such record:
1.	shall include the consideration given to:
a.	the sale of shares of the Trust by brokers or
dealers;
b.	the supplying of services or benefits by brokers
or dealers to:
      (1)	the Trust,
      (2)	the Adviser,
      (3)	the Sub-Adviser, and
      (4)	any person other than the foregoing; and
c.	any other consideration other than the technical
qualifications of the brokers and dealers as
such;
2.	shall show the nature of the services or benefits made
available;
3.	shall describe in detail the application of any
general or specific formula or other determinant used
in arriving at such allocation of purchase and sale
orders and such division of brokerage commissions or
other compensation; and
4.	shall show the name of the person responsible for
making the determination of such allocation and such
division of brokerage commissions or other
compensation.
C.	(Rule 31a-l(b)(10)). A record in the form of an appropriate
memorandum identifying the person or persons, committees or
groups authorizing the purchase or sale of portfolio
securities. Where an authorization is made by a committee
or group, a record shall be kept of the names of its
members who participate in the authorization. There shall
be retained as part of this record: any memorandum,
recommendation or instruction supporting or authorizing the
purchase or sale of portfolio securities and such other
information as is appropriate to support the authorization.
D.	(Rule 31a-1(f)). Such accounts, books and other documents
as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Sub-Adviser's transactions with respect to the Fund Account.
Dated:  February 26, 2009



SCHEDULE C
FEE SCHEDULE
            For the services to be provided to the Fund pursuant to the attached Sub-Advisory Agreement, the Trust shall pay the Sub-Adviser out of the assets of the Fund an annual fee in accordance with the following formula:

     65 basis points (0.65%) on the first $10 million;
     50 basis points (0.50%) on the next $10 million;
     35 basis points (0.35%) on the next $50 million; and 25 basis points (0.25%) on amounts greater than $70 million.

            The fee shall be payable monthly as soon as practicable after the last day of each month based on the Fund
Account's average daily net assets.


Dated:  February 26, 2009